Exhibit 99.1

Certification by the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Merck & Co., Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003	Name:	/s/ Raymond V. Gilmartin Raymond V. Gilmartin
	Title:	Chairman, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Merck & Co., Inc. and will be retained by Merck & Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.